Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 No. 333-292437 and Form S-8 No.333-294305 of VivoPower PLC of our report dated November 2, 2026, relating to the consolidated financial statements which appear in this Form 20-F.

/s/ WithumSmith+Brown, PC

Philadelphia, Pennsylvania

November 02, 2026